News Release

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, VA 20191

Contacts:
Investors: Paul Blalock (703) 433-4300
Media: Audrey Schaefer (240) 876-1588

Nextel Reports Strong First–Quarter 2004 Results

- Revenue of $3.1 Billion up 31% -
- Operating Income before Depreciation and Amortization of $1.2 Billion up 33% -
- Income of $591 Million up 184% -
- Earnings per share of $0.53, up 152% -
- Free Cash Flow of $507 Million, up 152% -
- Nextel Subscriber Additions of 474,000; Boost Mobile Additions of 132,000 -
- Raises Guidance -

RESTON, Va. - April 22, 2004 - Nextel Communications, Inc. (NASDAQ: NXTL), today announced strong financial and operating results for the first-quarter 2004. Highlights compared with last year’s first quarter include a 31% increase in revenue to $3.1 billion, a 33% increase in operating income before depreciation and amortization (OIBDA) to $1.2 billion, and a 184% increase in income available to common stockholders to $591 million, or $0.53 per share. Last year’s first-quarter revenue was $2.4 billion, OIBDA was $906 million, and income available to common stockholders was $208 million, or $0.21 per share. During the quarter, free cash flow increased 152% to $507 million over last year’s $201 million.

“Wireless services continue to lead the growth in the telecommunications industry with Nextel contributing more than its fair share to those results with 30% plus year-over-year growth in revenue and OIBDA, and triple digit year-over-year growth in income, EPS and free cash flow,” said Tim Donahue, Nextel’s president and CEO. “Nextel is investing to expand our coverage, appeal to new high-value segments through our NASCAR® partnership and the Boost Mobile brand, and to introduce new services such as International Direct Connect. First-quarter trends give us confidence that these investments will build upon our momentum in the coming quarters.”

In the first quarter, Nextel grew subscribers by 474,000 - approximately the same as last year’s first-quarter additions - while average monthly revenue per subscriber (ARPU) increased $2 to $69 compared with last year’s first-quarter ARPU of $67. Customer churn was 1.7% on a monthly basis down from last year’s first-quarter monthly churn of 1.9%. In addition, Boost Mobile added 132,000 subscribers during the first quarter. Nextel ended the first quarter with approximately 13.4 million subscribers and Boost Mobile ended the quarter with approximately 537,000 subscribers.

“Nextel’s smart growth strategy once again drove strong and consistent top line growth in the business. Average monthly revenue improved over last year due to new revenue streams coupled with disciplined pricing. We also posted our eighth consecutive quarter of 40% or greater OIBDA margins,” said Tom Kelly, Nextel’s executive vice president and COO. “We are very excited about growth opportunities in the business resulting from new services, network and distribution expansion, new handsets and our NASCAR partnership and we are raising our subscriber guidance to 1.9 million or more subscriber additions this year.”

“Nextel is off to a strong start in 2004,” said Paul Saleh, Nextel’s executive vice president and CFO. “Our first quarter results demonstrate Nextel’s ability to sustain its track record of superior financial performance. Our continued focus on subscriber quality and profitability is allowing us to deliver strong top line growth and industry leading OIBDA margins of 43%. With first quarter free cash flow in excess of $500 million and a net debt position under $8 billion, Nextel is further strengthening its financial position. We expect to build on this momentum and we are raising our subscriber and free cash flow guidance.”

As of March 31, 2004, Nextel had outstanding $10.4 billion of debt, mandatorily redeemable preferred stock and capital leases, down from $13.0 billion at March 31, 2003. During the first quarter 2004, Nextel received significant debt rating upgrades. Nextel ended the first quarter of 2004 with approximately $2.7 billion in cash, cash equivalents and short-term investments.

Domestic capital expenditures were $537 million in the first quarter of 2004. Total domestic system minutes of use on the Nextel national network increased 40% during the quarter when compared with the same period in 2003 to approximately 29.6 billion total system minutes of use. Monthly subscriber usage increased 15% to 750 minutes of use when compared with last year’s first quarter usage of 650 minutes.

Revised 2004 Guidance

Nextel’s 2004 Guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Communications Inc. Nextel’s current outlook for 2004 results is as follows:

•	$4.9 billion in OIBDA, or more - unchanged

•	$1.7 billion or more in free cash flow, up from $1.6 billion

•	$2.00 in earnings per share, or more - unchanged

•	Capital expenditures of approximately $2.2 billion - unchanged

•	Subscriber additions of 1.9 million, or more, excluding Boost Mobile, up from 1.8 million

In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, Nextel has presented non-GAAP financial measures, such as OIBDA, OIBDA margin, free cash flow and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations and information about how to access the conference call discussing Nextel’s first quarter results visit the ‘Investor Relations’ link under the ‘About Nextel’ tab at www.nextel.com.

About Nextel

Nextel Communications, a FORTUNE 200 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Today 95 percent of FORTUNE 500® companies are Nextel customers. Nextel and Nextel Partners, Inc. currently serve 294 of the top 300 U.S. markets where approximately 251 million people live or work.

Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel’s current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet any financing needs and the risks that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2003. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

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NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Consolidated Statements of Operations
(in millions, except per share amounts)

	For the three months ended
	March 31,
	2004	2003
Operating revenues
Service revenues	$2,776	$2,210
Handset and accessory revenues	327	161

	3,103	2,371

Operating expenses
Cost of service (exclusive of depreciation included below)	438	369
Cost of handset and accessory revenues	489	310
Selling and marketing	495	411
General and administrative	476	375
Depreciation and amortization	443	413

Operating income	762	493
Interest expense	(154)	(225)
Interest income	8	12
Loss on retirement of debt	(17)	(5)
Equity in losses of unconsolidated affiliates, net	—	(13)
Realized gain on sale of investments	26	—
Other income, net	1	—

Income before income tax provision	626	262
Income tax provision	(33)	(22)

Net income	593	240
Loss on retirement of mandatorily redeemable preferred stock	—	(2)
Mandatorily redeemable preferred stock dividends and accretion	(2)	(30)

Income available to common stockholders	$591	$208

Earnings per common share
Basic	$0.53	$0.21

Diluted	$0.51	$0.20

Weighted average number of common shares outstanding
Basic	1,106	1,010

Diluted	1,172	1,047

Selected Balance Sheet Data
(in millions)

	March 31,	December 31,
	2004	2003
Cash, cash equivalents and short-term investments	$2,713	$1,971
Accounts and notes receivable, net of allowance for doubtful accounts of $78 and $86	1,243	1,276
Property, plant and equipment, net	9,191	9,093
Intangible assets, net	7,044	7,038
Total assets	21,621	20,510
Long-term debt, including current portion	10,308	10,037
Capital lease and finance obligations, including current portion	9	175
Total liabilities	14,934	14,575
Mandatorily redeemable preferred stock	101	99
Stockholders’ equity	6,586	5,836

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Adjusted Income Available to Common Stockholders Data
(in millions, except per share amounts)

	For the three months ended		For the three months ended
	March 31, 2004		March 31, 2003
		Basic EPS		Basic EPS
Income available to common stockholders	$591	$0.53	$208	$0.21
Loss on retirement of debt, net	17	0.02	5	—
Realized gain on investments	(26)	(0.02)	—	—
Loss on retirement of mandatorily redeemable preferred stock	—	—	2	—

Adjusted income available to common stockholders (1)	$582	$0.53	$215	$0.21

Other Data

	For the three months ended
	March 31,
	2004	2003
Handsets in service, end of period (in thousands) (2)	13,356	11,092
Net handset additions (in thousands) (2)	474	480
Average monthly minutes of use per handset	750	650
Average monthly revenue per handset/unit (ARPU) (3)	$69	$67
Cost per gross add (CPGA) (4)	$480	$450
Cash cost per handset/unit (CCPU) (5)	$23	$23
Operating income before depreciation and amortization (OIBDA) (in millions) (6)	$1,205	$906
Bad debt expense included in general and administrative (in millions)	$34	$56
Bad debt expense as a percentage of operating revenues	1.1%	2.4%

Capital Expenditures
(in millions)

	For the three months ended
	March 31,
	2004	2003
Cash paid for capital expenditures, excluding capitalized interest	$681	$375
Changes in capital expenditures accrued or unpaid	(144)	(70)

Capital expenditures, excluding capitalized interest	537	305
Capitalized interest	3	11

Total capital expenditures	$540	$316

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Condensed Consolidated Statements of Cash Flows
(in millions)

	For the three months ended
	March 31,
	2004	2003
Cash flows from operating activities
Net income	$593	$240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	443	413
Change in accrued interest on short-term investments	(3)	(3)
Other	211	163

Net cash provided by operating activities	1,244	813

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(684)	(386)
Payments for licenses, acquisitions and other, net of cash acquired	(56)	(214)
Proceeds from sales of investments	77	—
Net changes in short-term investments and other	142	(78)

Net cash used in investing activities	(521)	(678)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(191)	(570)
Proceeds from issuance of debt securities	494	—
Repayments under long-term credit facility	(48)	(49)
Borrowings under long-term credit facility	—	69
Proceeds from issuance of stock	68	10
Repayments under capital lease and finance obligations	—	(16)
Payment for capital lease buy-out	(165)	(54)
Mandatorily redeemable preferred stock dividends	—	(15)

Net cash used in financing activities	158	(625)

Net increase (decrease) in cash and cash equivalents	881	(490)
Cash and cash equivalents, beginning of period	806	1,846

Cash and cash equivalents, end of period	$1,687	$1,356

Free Cash Flow Schedule
(in millions)

	For the three months ended
	March 31,
	2004	2003
OIBDA (6)	$1,205	$906
Capital expenditures, excluding capitalized interest	(537)	(305)
Payments for licenses, acquisitions and other	(56)	(214)
Changes in working capital and other	58	(15)

Unlevered free cash flow (7)	670	372
Net interest paid, including capitalized interest	(163)	(156)
Mandatorily redeemable preferred stock dividends	—	(15)

Free cash flow (7)	507	201
Financing activities, excluding mandatorily redeemable preferred stock dividends	158	(610)
Proceeds from sales of investments	77	—
Change in short-term investments	139	(81)

Net increase (decrease) in cash and cash equivalents	$881	$(490)

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Book and
	December 31,	principal value	Borrowings		March 31,
	2003	of retirements	and other		2004
9.375% senior serial redeemable notes due 2009	$1,599				$1,599
5.25% convertible senior notes due 2010	607				607
9.5% senior serial redeemable notes due 2011, including a deferred premium of $36 and $28	895	167	(8	)(a)	720
6% convertible senior notes due 2011	608				608
6.875% senior serial redeemable notes due 2013	500				500
5.95% senior serial redeemable notes due 2014, net of unamortized discount of $0 and $6			494		494
7.375% senior serial redeemable notes due 2015, including unamortized premium of $0 and $8	2,008				2,008
Bank credit facility	3,804		(48	)(b)	3,756
Other	16				16

Total long-term debt, including current portion	$10,037	167	$438		$10,308

Zero coupon convertible preferred stock mandatorily redeemable 2013	$99	—	$2	(c)	$101

Total retirements		$167

(a)	Represents the decrease in the deferred premium.

(b)	Represents scheduled principal payments.

(c)	Represents the accretion of unamortized discounts or dividends.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

1)	Adjusted income available to common stockholders represents our income available to common stockholders excluding certain gains, losses and other charges that do not relate to the ongoing operations of our wireless business. Adjusted income available to common stockholders as defined above may not be similar to adjusted income available to common stockholders measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted income available to common stockholders is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business.

2)	Handsets in service, end of period, and net handset additions do not include handsets attributable to the Boost Mobile program. Net handset additions represents gross handsets activated during the period less handsets deactivated. These net handset additions reflect a customer churn rate of about 1.7% for the first quarter 2004 and about 1.9% for the first quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

3)	Average monthly revenue per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in commercial service during that period, excluding the impact of the Boost Mobile program. ARPU as defined above may not be similar to ARPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues from Boost Mobile, roaming, analog and other. ARPU can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,
	2004	2003
	(in millions, except for ARPU)
Service revenues	$2,776	$2,210
Less: Other revenue	74	24

Subscriber revenues	$2,702	$2,186

ARPU calculated with Subscriber revenues	$69	$67

ARPU calculated with Service revenues	$71	$68

4)	Cost per gross add, or CPGA, is an industry metric that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA excludes the impact of the Boost Mobile program. CPGA as defined above may not be similar to CPGA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe CPGA is a measure of the relative cost of customer acquisition. Costs unrelated to initial customer acquisition include the revenues and costs associated with retaining existing customers and with the Boost Mobile program. CPGA can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,
	2004	2003
	(in millions, except for CPGA)
Handset and accessory revenues	$327	$161
Less: Cost of handset and accessory revenues	489	310

Handset and accessory subsidy costs	162	149
Plus: Selling and marketing	495	411

Statement of operations costs	657	560
Less: Boost costs and costs unrelated to initial customer acquisition	102	60

Customer acquisition costs	$555	$500

Cost per Gross Add from customer acquisition costs	$480	$450

Cost per Gross Add from statement of operations costs	$570	$505

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

5)	Cash cost per handset/unit, or CCPU, is calculated by dividing the sum of our cost of service and general and administrative expenses by the weighted average number of handsets in commercial service during the period. CC PU as defined above may not be similar to CCPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. CCPU is commonly used within our industry as an indicator of the cash expenses associated with ongoing business operations on a per handset basis. Our management uses CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to scale costs associated with providing services to customers and managing our core business operations. CCPU can be reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,
	2004	2003
	(in millions, except for CCPU)
Cost of service	$438	$369
General and administrative	476	375

	$914	$744

CCPU	$23	$23

6)	OIBDA represents operating income before depreciation and amortization. OIBDA margin, or operating margin on service revenue (“OIBDA margin”), represents OIBDA divided by service revenues. OIBDA and OIBDA margin as defined above may not be similar to OIBDA and OIBDA margin measures of other companies, are not measurements under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that OIBDA and OIBDA margin provide useful information to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Our OIBDA and OIBDA margin calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. OIBDA can be reconciled to our consolidated statements of operations as follows:

	For the three months ended
	March 31,
	2004	2003
	(dollars in millions)
Operating income	$762	$493
Depreciation and amortization	443	413

OIBDA	$1,205	$906

OIBDA margin (operating margin on service revenue)	43%	41%

Operating income margin	27%	22%

Guidance
For the year ended December 31,
2004
(in millions)
Operating income	$3,000 or higher
Depreciation and amortization	1,900 or lower

OIBDA	$ 4,900 or higher

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

7)	Free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, net interest paid, preferred stock dividends, adjusted for increases or decreases in working capital and other. Free cash flow as defined above may not be similar to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and the purchase or sale of investments. Free cash flow can be reconciled to our condensed consolidated statements of cash flows as follows:

	For the three months ended
	March 31,
	2004	2003
	(in millions)
Net cash provided by operating activities	$1,244	$813
Change in accrued interest on short-term investments	3	3
Net cash used in investing activities	(521)	(678)
Proceeds from sales of investments	(77)	—
Net changes in short-term investments and other	(142)	78
Mandatorily redeemable preferred stock dividends	—	(15)

Free cash flow	$507	$201

Guidance
For the year ended
December 31, 2004
( in millions)
Net cash provided by operating activities	$4,200 or higher
Change in accrued interest on short-term investments	*
Net cash used in investing activities	(2,500) or lower
Net changes in short-term investments and other	*

Free cash flow	$1,700 or higher

*	For guidance purposes, we do not distinguish between short-term investments and cash and cash equivalents.

Unlevered free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, adjusted for increases or decreases in working capital and other. Unlevered free cash flow as defined above may not be similar to unlevered free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that unlevered free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations and our ability to fund interest payments, preferred stock dividends, scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and the purchase or sale of investments. Unlevered free cash flow can be reconciled to our condensed consolidated statements of cash flows as follows:

	For the three months ended
	March 31,
	2004	2003
	(in millions)
Net cash provided by operating activities	$1,244	$813
Change in accrued interest on short-term investments	3	3
Net cash used in investing activities	(521)	(678)
Proceeds from sales of investments	(77)	—
Net changes in short-term investments and other	(142)	78
Net interest paid, including capitalized interest	163	156

Unlevered free cash flow	$670	$372